UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	47-4908760
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road
Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 3, 2017, Jack Calandra, age 49, will join Tailored Brands, Inc. (the “Company”) as Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Calandra joins the Company from The Gap, Inc. where he was most recently senior vice president, corporate finance and investor relations.  His career at The Gap, Inc. spanned more than ten years and included roles as CFO of the multi-billion dollar Banana Republic Global division, CFO of Gap International and CFO of Gap Direct, the ecommerce division.  Prior to joining The Gap, Inc., Mr. Calandra served 11 years at Unilever’s North America Division where he held progressively senior accounting and financial leadership roles and advised management on strategic acquisitions.

There is no arrangement or understanding between Mr. Calandra and any other persons pursuant to which Mr. Calandra was selected as an officer. Neither Mr. Calandra nor any related person of Mr. Calandra has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Calandra is not related to any of the executive officers or directors of the Company.

In connection with his appointment, Mr. Calandra will receive (1) an annual base salary of $500,000, (2) a potential annual incentive bonus target equal to 75% of his annual base salary ($375,000) pursuant to the Company’s 2016 Cash Incentive Plan, (3) a signing bonus of $340,000 and (4) future equity grants with an aggregate value of $800,000, comprised of 40% performance units, 30% stock options and 30% time-vesting deferred stock units.  In the event of termination without cause, Mr. Calandra will receive 52 weeks of salary and a pro-rata share of his target bonus.  Mr. Calandra will also participate in the Company’s Senior Executive Change in Control Plan.

Mr. Calandra will succeed the Company’s current Chief Financial Officer, Jon Kimmins, who will be leaving to pursue other interests.   This event occurred on December 8, 2016 and Mr. Kimmins will remain employed by the Company through the end of this calendar year. The Company and Mr. Kimmins are currently discussing the terms of a separation agreement and we will disclose the material terms of the separation agreement once finalized.

Item 8.01                   Other Events.

On December 13, 2016, the Company issued a press release announcing the appointment of Mr. Calandra as Chief Financial Officer as discussed under Item 5.02 above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is included in this Form 8-K:

Exhibit
Number	Description

99.1	Press Release of the Company dated December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 13, 2016

TAILORED BRANDS, INC.

		By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated December 13, 2016.